Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF SEPTEMBER 2, 2014

AMONG

EMERALD OIL, INC.,
as Borrower,

The guarantors PARTY HERETO,

Wells Fargo Bank, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

WELLS FARGO SECURITIES LLC

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) dated as of September 2, 2014, is among Emerald Oil, Inc., a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.                The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Credit Agreement dated as of May 1, 2014 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.                 The Borrower has requested and all of the Lenders have agreed to amend certain provisions of the Credit Agreement and increase the Borrowing Base on the terms and conditions set forth herein.

C.                 NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Definitions. Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1              Section 1.02. The following defined terms are hereby amended or added in their entirety to read as follows:

‘“Agreement’ means this Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment to Credit Agreement dated as of September 2, 2014, as the same may be amended, amended and restated, supplemented or modified from time to time.

‘Sanctions’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.”

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2.2              Amendment to Section 5.05. Section 5.05 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (c) any Lender is a Defaulting Lender, (d) any Lender has asserted that any adoption or change of the type described in Section 5.06 has occurred or (e) any Lender has not approved a proposed waiver or amendment that requires the consent of all Lenders, all non-Defaulting Lenders or all Lenders affected thereby, but which has been approved by Required Lenders (with, in the case of such determination, the percentage threshold set forth in the definition of Required Lenders being deemed to be raised to 85%), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments,

(iv) such assignment does not conflict with any Governmental Requirement, and

(iv) in the case of any assignment resulting from a Lender that has not approved a proposed waiver or amendment as set forth in clause (e) above, the applicable assignee shall have consented to the applicable waiver or amendment.

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A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.”

2.3              Section 7.25. Section 7.25 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.25 OFAC. Neither the Loan Parties, nor any director, officer, agent or employee of the Loan Parties, or to the knowledge of the Loan Parties, any Affiliate, is currently the subject of or a target of any material U.S. sanctions administered by U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and the Borrower will not directly or indirectly use the proceeds from the Borrowings or lend, contribute or otherwise make available such proceeds to any Loan Party, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.”

2.4              Section 7.26(b). Section 7.26(b) is hereby amended by replacing the introductory phrase with the following:

“No Loan Party or, to the knowledge of the Borrower, their respective directors, officers, Affiliates, representatives, brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:”

2.5              Article VII. Article VII is hereby amended by adding the following Section 7.27:

“Section 7.27 Foreign Corrupt Practices Act. Neither the Borrower, any other Loan Party nor any Subsidiary, director or officer of a Loan Party or, to the knowledge of any Loan Party, any Affiliate, or agent of a Loan Party, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction (including, without limitation, the FCPA and the UK Bribery Act, each as may be amended from time to time) and the Loan Parties have instituted and will maintain policies and procedures designed to prevent violation of such laws, regulations and rules.”

2.6              Section 8.01(d). Section 8.01(d) is hereby amended and restated in its entirety to read as follows:

“(d) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, (i) setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.19.”

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2.7              Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

“(a) Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending June 30, 2014, permit its ratio of Total Debt as of such date (and for any fiscal quarter ending in calendar year 2014, less Cash Equivalents in excess of $10,000,000, if any, as of such date) to EBITDAX for the four fiscal quarters ending on such date to be greater than 4.0 to 1.0; provided that EBITDAX for the four fiscal quarters ending (i) June 30, 2014, shall equal EBITDAX for the fiscal quarter ending on such date multiplied by four (4), (ii) September 30, 2014, shall equal EBITDAX for the two fiscal quarters ending on such date multiplied by two (2) and (iii) December 31, 2014, shall equal EBITDAX for the three fiscal quarters ending on such date multiplied by four (4) and divided by three (3).”

2.8              Section 9.20. Section 9.20 is hereby amended by adding the following to the end thereof:

“The Loan Parties will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, advisor, investor or otherwise).”

2.9              Section 10.02(a). Section 10.02(a) is hereby amended by deleting the “,” after 10.01(h) in the first line thereof.

2.10          Section 11.02(c). Section 11.02(c) is hereby amended by deleting the term “herein” therein and replacing it with the phrase “in any Loan Document”.

2.11          Section 12.04(c). Section 12.04(c) is hereby amended by deleting the fifth sentence therein and replacing it with the following:

“Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.”

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Section 3.    Borrowing Base. On the First Amendment Effective Date, the Borrowing Base shall be increased to $200,000,000. Borrower and the Lenders agree that the redetermination of the Borrowing Base provided for in this Section 3 shall constitute an Interim Redetermination and does not constitute the Scheduled Redetermination to occur on or about October 1, 2014 for purposes of Section 2.07 of the Credit Agreement. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(b), Section 2.07(c), Section 8.13(c) or Section 9.12(d) and by the Administrative Agent should the Borrower or one of its Subsidiaries fail to acquire at least 95% of the Oil and Gas Properties comprising the Acquisition Properties as originally contemplated by the Acquisition Documents.

Section 4.    Assignments and Reallocations of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and to, among other things, allow Barclays Bank plc and Credit Suisse AG, Cayman Islands Branch to become a party to the Credit Agreement as a Lender, (the “New Lenders”) by acquiring an interest in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the First Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this First Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 5.    Waiver. The Borrower has informed the Administrative Agent that in connection with the acquisition (the “Acquisition”) of certain Oil and Gas Properties (the “Acquisition Properties”) by the Borrower pursuant to that certain Purchase and Sale Agreement among Liberty Resources Management Company, LLC and Liberty Resources Bakken Operating, LLC (collectively, “Liberty”), Liberty Resources II, LLC, as guarantor, and Borrower and Emerald WB LLC dated August 1, 2014, and all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith (as amended, the “Acquisition Documents”), it will be transferring certain Oil and Gas Properties located in Williams County, North Dakota to Liberty as partial consideration for the Acquisition Properties. Such transfer for less than 100% cash consideration is not permitted by Section 9.12(d)(i) and the Borrower has requested that the Majority Lenders, and the Majority Lenders hereby, waive such provision of Section 9.12(d)(i) for the Acquisition.

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Section 6.    Effectiveness. This First Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied (the “First Amendment Effective Date”):

6.1              The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment from the Borrower, each Guarantor and all of the Lenders.

6.2              The Administrative Agent shall have received duly executed Notes for each Lender that requests a Note or new Note from the Borrower.

6.3              The Administrative Agent shall have received new mortgages and supplements to mortgages on at least 85% of the total value of the Oil and Gas Properties evaluated in the Acquisition Reserve Report (defined below) duly executed by Emerald WB LLC.

6.4              The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (such Acquisition Documents in form and substance reasonably acceptable to the Administrative Agent with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents, (ii) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment, (iii) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion, (iv) that attached thereto is a true and complete list of all Acquisition Properties for which Liberty has elected to cure a title defect, (v) that attached thereto is a true and complete list of all Acquisition Properties for which Liberty has elected to remediate an adverse environmental condition, and (vi) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (b) a true and complete executed copy of each of the Acquisition Documents; (c) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; (d) such other related documents and information as the Administrative Agent shall have reasonably requested; (e) a Reserve Report for the Acquisition Properties (the “Acquisition Reserve Report”); and (f) title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the Acquisition Properties evaluated in the Acquisition Reserve Report and be reasonably satisfied with the environmental condition of the Acquisition Properties.

6.5              The Borrower shall have paid all fees and other amounts due and payable on or prior to the First Amendment Effective Date to the extent invoiced, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

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6.6              No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

Section 7.    Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Miscellaneous. (a) On and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this First Amendment; (b) the execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this First Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this First Amendment.

Section 9.    Waiver. Neither the execution by the Administrative Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively “Other Violations”). Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations; (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

Section 10.Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the First Amendment Effective Date, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

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Section 11.Loan Document. This First Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 12. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FIRST AMENDMENT, embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	EMERALD OIL, INC., a Delaware corporation

	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

GUARANTOR:	EMERALD WB LLC

	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer, for and on behalf of each of the foregoing Guarantors

Signature Page

Emerald oil, inc – First Amendment

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Suzanne Ridenhour
Name: Suzanne Ridenhour
Title: Director

Signature Page

Emerald oil, inc – First Amendment

LENDERS:
SUNTRUST BANK, as a Lender

	By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Vice President

Signature Page

Emerald oil, inc – First Amendment

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page

Emerald oil, inc – First Amendment

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

Signature Page

Emerald oil, inc – First Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

Signature Page

Emerald oil, inc – First Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, N.A.	37.50%	$150,000,000.00
SunTrust Bank	18.75%	$75,000,000.00
The Bank of Nova Scotia	18.75%	$75,000,000.00
Barclays Bank plc	12.50%	$50,000,000.00
Credit Suisse AG, Cayman Islands Branch	12.50%	$50,000,000.00
TOTAL:	100.00%	$400,000,000.00

Annex I